As filed with the Securities and Exchange Commission on January 26, 1999
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             TARGET LOGISTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                   4731                                 11-3309110
(State or other jurisdiction of           (Primary Standard Industrial             (I.R.S. Employer Identification
incorporation or organization)            Classification Code Number)                              Number)


                              112 East 25th Street
                            Baltimore, Maryland 21218
                                 (410) 338-0127
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  Target Logistics, Inc. 1996 Stock Option Plan
                            (Full title of the plan)


                           Stuart Hettleman, President
                             Target Logistics, Inc.
                              112 East 25th Street
                            Baltimore, Maryland 21218
                                 (410) 338-0127
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Hillel Tendler, Esquire
                           Gordon, Feinblatt, Rothman,
                           Hoffberger & Hollander, LLC
                              233 E. Redwood Street
                            Baltimore, Maryland 21202
                                 (410) 576-4000



===============================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                              Proposed              Proposed Maximum           Amount of
    Title of Shares to be           Amount to be          Maximum Offering         Aggregate Offering         Registration
         Registered                  Registered          Price Per Share(1)             Price(1)                  Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share           1,000,000 shares               $1.25                    $1,250,000              $347.50
===============================================================================================================================

(1) Plus such additional number of Shares as may become issuable by operation of the anti-dilutional provisions of the plan.

(2) Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per Share has been computed pursuant to Rule 457(h) based upon the market price of the Shares as of January 22, 1999.

                 PART I. INFORMATION REQUIRED IN THE PROSPECTUS




Item 1.  Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.


Item 2.  Registrant Information and Employee Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Target Logostics, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration Statement:

         (i)   Annual  Report on Form 10-K for the  fiscal  year  ended June 30,
               1998.

         (ii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

         (iii) Current Report on Form 8-K filed on July 27, 1998, dated July 13, 1998.

         (iv)  Current Report on Form 8-K filed on December 21, 1998.

         (v) The Company's definitive Proxy Statement for the Annual Meeting of Shareholders on November 30, 1998, filed on October 23, 1998.

         (vi) Description of the Company's Common Stock and warrants included in the Company's Registration Statement on Form 8-A, dated June 17, 1996, and the information thereby incorporated by by reference contained in the Company's Registration Statement on Form S-1, Registration No. 333-03613, dated June 28, 1996, or any description of the Common Stock which appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the Company's shares of common stock, par value $.01 per share (the "Shares"), offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to 112 East 25th Street, Baltimore, Maryland 21218.


Item 4.  Description of Shares.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Seventh of the Company's Certificate of Incorporation, as amended, provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

         The Company also maintains director and officer insurance coverage.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Exhibit
         Number   Description of Exhibits

         5 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued

         10       1996 Stock Option Plan  (incorporated  by reference to Exhibit
                  10.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1997, File No. 0-29754)

         23.1 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5)

         23.2 Consent of Arthur Andersen LLP, independent certified public accountants

         23.3     Consent  of KPMG  Peat  Marwick   LLP,  independent  certified
                  public accountants

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 26th day of January, 1999.

                                            TARGET LOGISTICS, INC.


                                            By:  /s/ Stuart Hettleman
                                                 Stuart Hettleman, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date indicated below.

          Signature              Title                          Date

/s/ Stuart Hettleman             President, Chief Executive     January 26, 1999
-----------------------------    Officer and Director
Stuart Hettleman

/s/ Michael Barsa                Director                       January 26, 1999
-----------------------------
Michael Barsa

/s/ Christopher Coppersmith      Director                       January 26, 1999
-----------------------------
Christopher Coppersmith

/s/ Brian K. Coventry            Director                       January 26, 1999
-----------------------------
Brian K. Coventry

/s/ Philip J. Dubato             Vice President, Chief          January 26, 1999
-----------------------------    Financial Officer,
Philip J. Dubato                 Principal Accounting Officer
                                 and Director

c75720.634

                                  Exhibit Index


Exhibit
Number      Description of Exhibits

5 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued

10 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1997, File No. 0-29754)

23.1 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5)

23.2        Consent   of  Arthur  Andersen  LLP,  independent  certified  public accountants

23.3 Consent of KPMG Peat Marwick LLP, independent certified public accountants